UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 22, 2025

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, FOXO Technologies Inc., a Delaware corporation (the “Company”), appointed Sylwia Nowak Hauman (age 50) as the Company’s Chief Financial Officer (Principal Financial and Accounting Officer).

Ms. Hauman has more than 25 years of finance and administrative leadership expertise in public and private multi-billion and start-up companies including extensive pharmaceutical and biotech experience from several multinational companies including Pearsanta, Aditxt (VP, Corporate Controller from May 2022 to September 2024), Lonza, Air Liquide Advanced Materials (Controller from September 2018 to August 2020), Johnson & Johnson, Accord Healthcare (Finance Director – Sales & Gross to Net from January 2020 to April 2022), and Alvogen as well as FDA regulated companies such as, Unilever and Avon. She has served as VP of Finance at Payall Payment Systems, Inc. from September 2024 to the present. She has run and managed several international projects and helped design the Innovation Process Management method to successfully develop and commercialize new technologies. Ms. Hauman is a Certified Accountant, holds a Master’s degree in finance and Banking from Lodz University and is qualified in both US GAAP and IFRS.

There are no family relationships between Ms. Hauman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Pursuant to her appointment as Chief Financial Officer, the board of directors approved Ms. Hauman being paid an annual salary of $200,000 with a possible bonus of $25,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2025, the Company filed an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of an Amended and Restated Certificate of Designation (the “Amended Designation”) of the Company’s previously designated “Series A Cumulative Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”). The Amended Designation: increases the authorized shares of Series A Preferred stock to 50,000, revises the voting rights to entitle the holder of Series A Preferred Stock to cast the number of votes determined by dividing the Stated Value of such share of Series A Preferred Stock by $0.0001 (such dollar amount not being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Common Stock), revises the conversion price to equal the higher of $0.0001 (such dollar amount not being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Common Stock) or 90% of the average VWAP of the five trading days immediately prior to the date the Conversion Notice is tendered by the holder, and allows cash dividends to be paid to holders of the Company’s Series E Cumulative Redeemable Secured Preferred Stock.

The summary of the rights, privileges and preferences of the Series A Preferred Stock described above is qualified in its entirety by reference to the Amended Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Designation filed with the Delaware Secretary of State on September 22, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: September 26, 2025	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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